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                                                                    Exhibit 10.7

                                                                  Execution Copy

                    FIFTH AMENDMENT TO AGREEMENT OF LIMITED
           PARTNERSHIP OF CORNERSTONE PROPERTIES LIMITED PARTNERSHIP

        THIS FIFTH AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF CORNERSTONE PROPERTIES LIMITED PARTNERSHIP (this "AMENDMENT") is made and entered into as of the 21st of January, 2000, by CORNERSTONE PROPERTIES INC., a Nevada corporation, as general partner (the "GENERAL PARTNER") of Cornerstone Properties Limited Partnership (the "PARTNERSHIP"), for itself and on behalf of the Limited Partners of the Partnership, and the "Contributors" (as hereinafter defined).

        WHEREAS, the Partnership was formed by the filing of that certain Certificate of Limited Partnership with the Delaware Secretary of State on December 23, 1997 and is organized pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act and pursuant to that certain Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, dated as of December 23, 1997, as amended by First Amendment to Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, dated as of January 29, 1997 [sic], by Amendment to First Amendment to Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, dated as of January 29, 1998, by Second Amendment to Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, dated as of April 28, 1998, by Third Amendment of Agreement of Limited Partnership dated as of June 3, 1998, and by the Fourth Amendment to Agreement of Limited Partnership dated as of December 16, 1998 (the "PARTNERSHIP AGREEMENT");

        WHEREAS, on even date herewith, the parties identified as "Contributors" on the signature page hereto (the "CONTRIBUTORS") have made Capital Contributions to the Partnership in exchange for Class A Partnership Common Units of limited partner interest in the Partnerships;

        WHEREAS, each Contributor is not currently a Limited Partner (a "NEW PARTNER") desires to become a party to the Partnership agreement as a Limited Partner and to be bound by all terms, conditions and other provisions of this Amendment and the Partnership Agreement; and

        WHEREAS, the parties desire to amend the Partnership Agreement to reflect the admission of each New Partner as an Additional Limited Partner and the issuance to each Contributor of a certain number of Units and certain other matters as herein provided;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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        1. DEFINITIONS. The terms used in this Amendment with an initial capital letter or letters shall have the same meanings in this Amendment as the meanings ascribed thereto in the Partnership Agreement.

        2. ADMISSION OF NEW PARTNERS. Each New Partner is hereby admitted as an Additional Limited Partner in accordance with Section 12.2 of the Partnership Agreement holding such number of Units as is set forth on EXHIBIT
A. Each New Partner hereby agrees to become a party to the Partnership Agreement as a Limited Partner and to be bound by all the terms, conditions and other provisions of the Partnership Agreement, including but not limited to the power of attorney set forth in Section 2.4 of the Partnership Agreement. Pursuant to Section 12.2.B of the Partnership Agreement, the General Partner hereby consents to the admission of each New Partner as an Additional Limited Partner of the Partnership. The admission of each New Partner shall become effective as of the date of this Amendment, which shall also be the date on which the name of each New Partner is recorded on the books and records of the Partnership.

        3. RESTATEMENT OF EXHIBIT A. EXHIBIT A to the Partnership Agreement is hereby amended and restated by replacing EXHIBIT A with EXHIBIT A attached to this Amendment.

        4. DISPOSITION OF PROPERTY. Notwithstanding anything to the contrary set forth in the Partnership Agreement, but subject to Paragraph 5 hereof, the Partnership agrees not to sell, transfer, exchange or otherwise dispose of, and shall cause any Holding Company not to sell, transfer, exchange or otherwise dispose of, all or any portion of the property commonly known as 400 Capitol Mall, Sacramento, California (the "400 CAPITOL MALL PROPERTY"), or any property acquired in exchange therefore pursuant to the succeeding sentence of this Paragraph 4 (each a "DISPOSITION"), until the seventh anniversary of the date of this Amendment. Notwithstanding the preceding sentence, the Partnership may (a) make a Disposition by way of a like-kind exchange under Section 1031 of the Code that does not result in the recognition of any taxable income or gain to a Contributor, (b) make any other Disposition that pursuant to a non-recognition provision of the Code does not result in the recognition of any taxable income or gain to a Contributor under the United States federal income tax and California tax law, or (c)make any Disposition in compliance with Paragraph 5 hereof.

        5. TAX GROSS-UP.

           (a) Notwithstanding the first sentence of Paragraph 4 hereof, the Partnership shall not be prohibited hereunder from making any Disposition prior to the seventh anniversary of the date of this Amendment, provided that concurrently with and as a condition to the consummation of any such Disposition, the Partnership pays, in accordance with this Paragraph 5, to each contributor and each direct and indirect partner, member or shareholder thereof (each an "INDEMNITEE") to the extent such partner, member or shareholder is required to take any income or gain of such Contributor into account in determining his liability for "Taxes" (as hereinafter defined) an amount equal to the "Tax Liability" of each such Indemnitee attributable to such Disposition.

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           (b) For purposes of this Amendment, "TAXES" shall mean any tax, levy or other assessment imposed on any Indemnitee attributable to the income or gain that would have been allocated to the Indemnitee if the Property had been disposed of in a fully taxable transaction as of the date of this Amendment for total consideration equal to the sum of (i) the "Purchase Price" (as defined in the Agreement of Sale and Purchase and Joint Escrow Instructions dated as of January 14, 2000, between Crocker Properties Inc. and the Partnership) and (ii) the "Consideration" (as defined in the Contribution Agreement and Agreement and Sale and Purchase and Joint Escrow Instructions dated as of January 21, 2000, between the partners of WW-Sacramento, L.P. and the Partnership), including, without limitation, any income tax or California franchise tax based on or measured by income or gain, any alternative or add-on minimum tax, together with any interest penalty, addition to tax or other additional amount imposed thereon that is attributable to the Partnership's failure to provide an Indemnitee with accurate information to allow such Indemnitee to timely comply with their reporting and payment obligations with respect to such tax, levy or assessment, imposed by any governmental authority, domestic or foreign, having jurisdiction over the imposition, assessment, determination or collection of any of the foregoing.

           (c) For purposes of this Amendment, the "TAX LIABILITY" of each Indemnitee shall mean the sum of (i) the amount of Taxes payable by such Indemnitee as a result of a Disposition plus (ii) the amount of any Taxes payable by such Indemnitee resulting from the Partnership's payments to such Indemnitee pursuant to this Paragraph 5 (including any additional tax on the amount described in this clause (ii)).

           (d) The amount of an Indemnitee's Tax Liability and Taxes shall be calculated based on the maximum combined stated and federal tax rates applicable to such Indemnitee and as if such Indemnitee had no other items of income, gain, loss, deduction or credit, other than the allowable federal deduction, if any, for the amount of state, local or foreign Taxes included in such calculation.

        6. MISCELLANEOUS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assign. The Partners hereby ratify and confirm the Partnership Agreement, as amended by this Amendment. This Amendment shall be governed by and construed in conformity with the laws of the State of Delaware. This Amendment may be executed in counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.

                   [signatures commence on the following page]

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        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

                      CORNERSTONE PROPERTIES INC.,
                      a Nevada corporation, as General Partner of Cornerstone Properties Limited Partnership and on behalf of existing Limited Partners


                      By:  /s/  John S. Moody
                          ---------------------------------
                          John S. Moody
                          President and Chief Executive Officer


                      By:  /s/ Thomas P. Loftus
                          ---------------------------------
                          Thomas P. Loftus
                          Chief Administrative Officer and Secretary

                          "CONTRIBUTORS"

                          William Wilson III
                          David R. Word
                          John J. Hamilton, III
                          Timothy S. Mayotte
                          Webcor Builders, Inc.
                          James W. Arce
                          Reed L. and Margaret C. Funsten, as Trustees of the
                            Reed and Margaret Funsten Primary Trust u/a dated August 23, 1994, Schedule A Property
                          Shelly H. Bransten, as Trustee of the Shelly H.
                            Bransten Revocable Trust u/a dated 3/29/99
                          Anne H. Bransten, as Trustee of the Anne Helen
                            Bransten Revocable Trust u/a dated 3/19/99
                          Lisa J. Bransten, as Trustee with respect to her
                            Separate property under Trust Agreement dated
                            November 6, 1998


                          By: /s/ William Wilson III
                              -----------------------------
                              William Wilson III
                              Attorney-in-Fact

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